UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2010
BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 West Cypress Creek Road 33309
Ft. Lauderdale, Florida

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 954-940-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02. Results of Operations and Financial Condition
     The information in this item (including Exhibit 99.1) is being furnished pursuant to Items 2.02 and 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On May 4, 2010, BankAtlantic Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2010, a copy of which is included herein as Exhibit 99.1.
Item 8.01 Other Events.
     As previously disclosed, BankAtlantic Bancorp, Inc. (the “Company”) has commenced cash offers to purchase $230 million of its non-publicly traded outstanding trust preferred securities at a price of $200 per $1,000 aggregate principal amount outstanding. The Company also previously reported that it had been advised that The Bank of New York Mellon, as trustee under an indenture of Preferred Term Securities IX, Inc. (“PreTSL IX”), was delivered consents from the holders of in excess of 66 2/3% of the most-senior classes of notes issued by PreTSL IX. PreTSL IX is an issuer of collateralized debt obligations which holds approximately $25.2 million aggregate principal amount of trust preferred securities issued by BBC Capital Statutory Trust X (the “BBC X TruPS”). These consents direct the trustee to accept the Company’s cash offer to purchase, and consent solicitation relating to, the $25.2 million of BBC X TruPS (the “Offer”) held by PreTSL IX. The Bank of New York Mellon has advised that it will not accept the offers in which they are involved without receiving a greater percentage of consents. We disagree with The Bank of New York’s interpretation and have filed a lawsuit seeking a declaratory judgment and order relating to the required authorization. Subsequent to our announcement regarding the consents received from the holders of PreTSL IX’s notes and our filing of the declaratory judgment action, the Company was advised that certain previously delivered consents were withdrawn, bringing consents to slightly below the 66 2/3% threshold we believe is required by the indenture of PreTSL IX to authorize the trustee to accept the Offer. The Company continues to solicit consents pursuant to the offers which, unless further extended, will expire at 5:00 p.m., Eastern Time, on May 20, 2010.
Item 9.01 Financial Statements and Exhibits
     99.1 Press Release dated May 4, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2010

BANKATLANTIC BANCORP, INC.
By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President — Chief Financial Officer

3